SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2016

Total System Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia	31901
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (706) 649-2310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 26, 2016, Total System Services, Inc., a Georgia corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Vista Equity Partners Fund V, L.P, a Delaware limited partnership (“Fund V”), Vista Equity Partners Fund V-A, L.P., a Cayman Islands limited partnership (“Fund V-A”), Vista Equity Partners Fund V-B, L.P., a Cayman Islands limited partnership (“Fund V-B”), Vista Equity Partners Fund V Executive, L.P., a Delaware limited partnership (“Fund V Executive”), VEPF V FAF, L.P., a Delaware limited partnership (“VEPF V”), Vista Equity Associates, LLC, a Delaware limited liability company (“Associates LLC” and, together with Fund V, Fund V-A, Fund V-B, Fund V Executive and VEPF V, the “Sellers”), and TransFirst Holdings Corp., a Delaware corporation (“TransFirst”), under which the Company has agreed to purchase TransFirst (the “Acquisition”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, at the closing of the Acquisition, the Company will acquire all of the outstanding capital stock of TransFirst from the Sellers for an aggregate purchase price of $2.35 billion in cash less net indebtedness of TransFirst as of the closing of the Acquisition and subject to certain working capital and other adjustments, as described in the Purchase Agreement.

Consummation of the Acquisition is subject to customary conditions, including (i) the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the accuracy of the representations and warranties of the parties (generally subject to “material adverse effect” or other “materiality” qualifications), (iii) the absence of any legal restrictions on the consummation of the Acquisition, (iv) the absence of a “material adverse effect” with respect to TransFirst, (v) material compliance by the parties with their respective covenants and agreements under the Purchase Agreement and (vi) the absence of a security breach of card numbers in the possession or control of TransFirst involving more than 25 million cards occurring or becoming known following November 12, 2014. The Acquisition is not subject to a financing condition.

The Purchase Agreement contains customary representations and warranties of each of the parties. The Purchase Agreement also contains customary covenants and agreements, including with respect to the operation of the business of TransFirst and its subsidiaries between signing and closing, governmental filings and approvals, financing efforts and cooperation, public disclosures and similar matters. The Purchase Agreement contains indemnification rights in favor of the Company following closing for (i) breaches of certain fundamental representations and warranties by the Sellers or TransFirst, including breaches related to organization, authorization, capitalization and ownership of equity interests in TransFirst, (ii) willful and intentional breaches of covenants by the Sellers or TransFirst, and (iii) indebtedness, change in control payments and transaction expenses of TransFirst to the extent not paid prior to or at closing. In addition, the Purchase Agreement contains indemnification rights in favor of the Sellers following closing for breaches of certain fundamental representations by the Company.

Either party may terminate the Purchase Agreement if (i) the closing has not occurred on or prior to July 24, 2016, (ii) an order or law enjoining, restraining or otherwise prohibiting the Acquisition has become final and non-appealable or (iii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and abilities to cure.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms and such information is limited in nature to describing the parties’ agreement with regard to the Acquisition. It is not intended to provide any other factual information about the Company, TransFirst, the Sellers or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by the Company, on the one hand, and by the Sellers and TransFirst, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters delivered by each party in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Sellers, on the other hand. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Purchase Agreement, the Acquisition, the Company, TransFirst, and their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other filings that the Company makes with the Securities and Exchange Commission (“SEC”).

Bridge Term Loan Facility Commitment Letter

In connection with the execution of the Purchase Agreement, on January 26, 2016, the Company entered into a commitment letter (the “Bridge Term Loan Facility Commitment Letter”) with J.P. Morgan Securities LLC (“JPMorgan”), JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its designated affiliates, “MLPF&S”), Bank of America N.A. (“Bank of America”), The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), U.S. Bank National Association (“U.S. Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and Wells Fargo Bank, National Association (“Wells Fargo Bank” and together with JPMorgan, JPMorgan Chase Bank, MLPF&S, Bank of America, BTMU, U.S. Bank and Wells Fargo Securities, the “Commitment Parties”), pursuant to which the Commitment Parties have committed to provide a $2.0 billion 364-day bridge term loan facility (the “Bridge Term Loan Facility”) to finance the Acquisition to the extent the Company has not obtained alternative financing to pay the purchase price for the Acquisition on or prior to the closing date. The commitments of the Commitment Parties to provide the Bridge Term Loan Facility are subject to several customary conditions, including, among others, the consummation of the Acquisition, absence of a Target Material Adverse Effect (as defined in the Purchase Agreement) on TransFirst, the execution and delivery of definitive documentation, the accuracy of certain specified representations by the Company and TransFirst, the Company’s delivery of certain financial statements and other customary closing conditions more fully set forth in the Bridge Term Loan Facility Commitment Letter.

The foregoing description of the Bridge Term Loan Facility Commitment Letter is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Term Loan Facility Commitment Letter, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Amendments to Existing Credit Facilities

On January 26, 2016, the Company also reached agreements to amend certain terms of its existing credit facilities entered into on September 10, 2012 (as amended, the “2012 Credit Facilities”) and its existing term loan facility entered into on April 8, 2013 (collectively with the 2012 Credit Facilities, the “Existing Credit Facilities”). These amendments became effective as of January 26, 2016, and amended certain provisions, including, among other things, (1) modifying the conditions to borrowing the revolving loans to fund the Acquisition so that such conditions are substantially consistent with the ones for borrowing under the Bridge Term Loan Facility to fund the Acquisition, (2) permitting the Acquisition, (3) excluding certain escrowed or segregated indebtedness incurred by the Company to finance the Acquisition from the calculation of the Company’s financial covenants under each of the Existing Credit Facilities and (4) increasing permitted maximum consolidated leverage ratio from 3.00 to 1.00 to 4.25 to 1.00 following the Acquisition closing, subject to certain step-downs over time depending on the date the Acquisition closes.

The foregoing description of the amendments to the Existing Credit Facilities is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of these amendments, which are filed as Exhibits 10.3 and 10.4 hereto, and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated January 26, 2016, by and among Total System Services, Inc., Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P., Vista Equity Partners Fund V Executive, L.P., VEPF V FAF, L.P., Vista Equity Associates, LLC, and TransFirst Holdings Corp.

10.1	Bridge Term Loan Facility Commitment Letter, dated January 26, 2016, by and among Total System Services, Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.

10.2	Second Amendment, dated as of January 26, 2016, to the Credit Agreement dated as of September 10, 2012, among Total System Services, Inc., the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

10.3	First Amendment, dated as of January 26, 2016, to the Credit Agreement dated as of April 8, 2013, among Total System Services, Inc., the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

	By:	/s/ Kathleen Moates
Kathleen Moates
Date: January 27, 2016		Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated January 26, 2016, by and among Total System Services, Inc., Vista Equity Partners Fund V, L.P., Vista Equity Partners Fund V-A, L.P., Vista Equity Partners Fund V-B, L.P., Vista Equity Partners Fund V Executive, L.P., VEPF V FAF, L.P., Vista Equity Associates, LLC, and TransFirst Holdings Corp.

10.1	Bridge Term Loan Facility Commitment Letter, dated January 26, 2016, by and among Total System Services, Inc., J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.

10.2	Second Amendment, dated as of January 26, 2016, to the Credit Agreement dated as of September 10, 2012, among Total System Services, Inc., the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

10.3	First Amendment, dated as of January 26, 2016, to the Credit Agreement dated as of April 8, 2013, among Total System Services, Inc., the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

*	The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the SEC upon request.